Exhibit 99.1

Angel Acquisition Corp Continues Development of Angels In Action:

Carson City, NV: June 03, 2011: Angel Acquisition Corp (AGEL.PK) announced today that Gate Global Impact, LLC (www.gateimpact.com) has increased their involvement and participation in Angels In Action (www.angelsinaction.tv). The Company is working on strategic improvements of the AIA platform and a roll-out plan.

The Company will update its shareholders on a regular basis as its partnership with Gate Impact enhances and accelerates its capabilities to penetrate and deliver good via its micro-lending efforts specifically targeting US Based entrepreneurs.

Angels in Action brings together entrepreneurs and investors in the underserved markets in the United States. AIA provides an opportunity to help America fill the financial void that has not been adequately addressed by the U.S. banking system.

About GATE Global Impact, LLC

Gate Global Impact, LLC is the impact investing-focused subsidiary of GATE Technologies, LLC. Launched in 2011, GATE Impact provides market infrastructure and related services for the emerging impact investment and banking industries – public and private investments with a sustainable social and/or environmental component that also generate a healthy rate of financial return. (www.gateimpact.com)

Safe Harbor Statement

From time to time, the Company may issue news releases that contain 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. This material may contain statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statement provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions, or future events or performance are not statements of historical fact and may be 'forward-looking statements.' 'Forward-looking statements' are based upon expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties that could cause actual results or events to differ materially from those anticipated.

Contact:

Investor Relations

contact@angelacquisitions.com

1-775-887-0670